EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 54 to the Registration Statement (File Nos. 33-7638 and 811-4777) (the “Registration Statement”) of MFS® Series Trust I (the “Trust”), of my opinion dated December 29, 2005, appearing in Post-Effective Amendment No. 47 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on December 29, 2005.

CHRISTOPHER R. BOHANE
Christopher R. Bohane
Assistant Clerk and Assistant Secretary

Boston, Massachusetts

December 23, 2008